PROSPECTUS SUPPLEMENT                                 EXHIBIT 99.1
(To Prospectus dated February 17, 2006)               REGISTRATION NO. 333-36480


                          [HOLDRS REGIONAL BANKS logo]



                        1,000,000,000 Depositary Receipts
                         Regional Bank HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by Regional Bank HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of Regional Bank HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                         Primary
                                                               Share     Trading
                 Name of Company                   Ticker     Amounts    Market
     -------------------------------------------   ------     -------    ------
     AmSouth Bancorporation                         ASO         12        NYSE
     BB&T Corporation                               BBT         10        NYSE
     Comerica Incorporated                          CMA          5        NYSE
     Fifth Third Bancorp                            FITB       13.5      NASDAQ
     Bank of America                                BAC       27.765      NYSE
     JPMorgan Chase & Co.                           JPM        43.56      NYSE
     KeyCorp                                        KEY         13        NYSE
     Marshall & Ilsley Corporation                   MI          6        NYSE
     Mellon Financial Corporation                   MEL         14        NYSE
     National City Corporation                      NCC         18        NYSE
     Northern Trust Corporation                     NTRS         7       NASDAQ
     Piper Jaffray Companies                        PJC       0.5683      NYSE
     State Street Corporation                       STT         10        NYSE
     SunTrust Banks, Inc.                           STI          9        NYSE
     Synovus Financial Corp.                        SNV          8        NYSE
     The PNC Financial Services Group, Inc.         PNC          9        NYSE
     US Bancorp                                     USB        56.83      NYSE
     Wachovia Corp.                                  WB         41        NYSE
     Wells Fargo & Co.                              WFC         24        NYSE


         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2006.